UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 15, 2021

DIGIMARC CORPORATION

(Exact name of registrant as specified in its charter)

Oregon	001-34108	26-2828185
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

9405 SW Gemini Drive, Beaverton Oregon 97008

(Address of principal executive offices) (Zip Code)

(503) 469-4800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, $0.001 Par Value Per Share	DMRC	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act (17 CFR 230.405) or Rule 12b-2 of the Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

On November 15, 2021 (the “Agreement Date”), Digimarc Corporation (the “Company”) entered into a Share Purchase Agreement (the “Purchase Agreement”) by and among the Company, Evrythng Limited, a company registered in England (“Evrythng”), the sellers party thereto (such sellers, together with any other shareholders of Evrythng that become party to the Purchase Agreement after the Agreement Date, the “Sellers”), and Fortis Advisors LLC, as the Representative of the Sellers.

Upon the closing of the Purchase Agreement (the “Closing”), the Company will acquire all of Evrythng’s outstanding share capital for the consideration described below and Evrythng will become a wholly owned subsidiary of the Company (the “Acquisition”).

Upon the Closing, the Company will acquire all outstanding shares of Evrythng’s share capital held by the Sellers for (i) aggregate initial consideration of $50,000,000, subject to adjustments set forth in the Purchase Agreement, in the form of shares of Common Stock of the Company, par value $0.001 per share (“Company Common Stock”), and warrants to purchase shares of Company Common Stock (the “Company Warrants”) (collectively, the “Closing Consideration”), and (ii) subject to certain conditions, an additional number of shares of Company Common Stock (the “Second Payment Consideration”) as described below. The number of shares to be issued as Closing Consideration will be calculated based on a fixed value of $47.4823 per share (the “First Payment Stock Price”), which is the intraday volume-weighted average price of Company Common Stock as reported on the Nasdaq Global Market for the 20 consecutive trading days ending on (and including) the last trading day before the Agreement Date, as such daily volume-weighted average sales price per share is reported by Bloomberg L.P. The Purchase Agreement provides that Sellers that are U.S. persons and not accredited investors may, at the Company’s option, receive cash as consideration in lieu of shares of Company Common Stock. The Closing Consideration is subject to customary adjustments for cash, indebtedness, working capital and transaction expenses. The Company estimates that it will fund approximately $7.9 million at Closing for the repayment of Evrythng’s outstanding indebtedness, transaction expenses and certain other liabilities, and the payment of cash consideration in lieu of shares as described above, net of Evrythng’s cash on hand (“Closing Costs”).

The Company Warrants issuable at Closing will be exercisable for a number of shares of Company Common Stock (the “Warrant Shares”) equal to approximately the quotient of (i) 1.3 times (1.3x) the Closing Costs, divided by (ii) the First Payment Stock Price. The aggregate exercise price of all the Company Warrants will be equal to the Closing Costs. The per share exercise price of the Company Warrants will be equal to the quotient of (i) the Closing Costs, divided by (ii) the total number of Warrant Shares. The Company Warrants will expire on the later of (i) March 27, 2022 and (ii) 45 days after the Resale Registration Statement (as defined below) is declared effective by the Securities and Exchange Commission, subject to extension under certain circumstances.

At the Closing, the Company will assume all vested options to purchase Evrythng capital shares that are held by U.S. persons that are not accredited investors. U.S. employees of Evrythng that are accredited investors and that hold vested options to purchase Evrythng capital shares will be given the opportunity to elect to have their options cancelled and exchanged for Company Common Stock. No other vested options of Evrythng will be assumed or exchanged. At the Closing, each unvested option to purchase Evrythng capital shares will be cancelled. Pursuant to the Purchase Agreement, the Company has agreed to grant replacement equity awards having substantially equivalent economic value and vesting terms as the cancelled unvested options, within 45 days following the closing date, to the holders of unvested Evrythng options that remain employed by Evrythng at the time of grant.

The Second Payment Consideration (if any) will be calculated in part based on whether Evrythng achieves annual recurring revenue, as defined in the Purchase Agreement, of $10,000,000 as of February 28, 2022 (the “Product ARR Milestone” and any amount by which Evrythng’s annual recurring revenue as of such date is less than $10,000,000 is referred to as the “Product ARR Shortfall”). The Second Payment Consideration (if any) will be issuable to the Sellers as follows:

(a)    if the intraday volume-weighted average price of Company Common Stock as reported on the Nasdaq Global Market for the 20 consecutive trading days ending on (and including) September 22, 2022 (the “Second Payment Measurement Period” and such average stock price, the “Second Payment Stock Price”) is equal to or less than the First Payment Stock Price and the Product ARR Milestone is achieved, a number of shares of Company Common Stock equal to (i) $50,000,000 divided by (ii) the First Payment Stock Price (such quotient, the “Closing Share Number”);

(b)    if the Second Payment Stock Price is equal to or less than the First Payment Stock Price and the Product ARR Milestone is not achieved, a number of shares of Company Common Stock equal to (i) (A) $50,000,000, minus (B) ten times (10x) the Product ARR Shortfall, divided by (ii) the First Payment Stock Price;

(c)    if the Second Payment Stock Price is greater than the First Payment Stock Price but less than two times (2.0x) the First Payment Stock Price and the Product ARR Milestone is achieved, a number of shares of Company Common Stock equal to (i) $100,000,000, divided by the Second Payment Stock Price, minus (ii) the Closing Share Number;

(d)    if the Second Payment Stock Price is greater than the First Payment Stock Price but less than two times (2.0x) the First Payment Stock Price and the Product ARR Milestone is not achieved, a number of shares of Company Common Stock equal to (i) (A) $100,000,000, minus ten times (10x) the Product ARR Shortfall, divided by (B) the Second Payment Stock Price, minus (ii) the Closing Share Number; or

(e)    if the Second Payment Stock Price is greater than the First Payment Stock Price by two times (2.0x) or more, no consideration (i.e., there would be no Second Payment Consideration in this scenario, regardless of whether or not the Product ARR Milestone is achieved).

With respect to Evrythng’s potential achievement of the Product ARR Milestone, the Company has agreed, among other things, to operate the Evrythng business in good faith in order to support the achievement of the Product ARR Milestone, and not to take any action with the purpose of preventing the achievement of the Product ARR Milestone.

In addition, in connection with the Purchase Agreement, the Company is entering into a loan agreement with Evrythng (the “Bridge Loan Agreement”). Under the terms of the Bridge Loan Agreement, the Company has agreed to lend to Evrythng up to $2,000,000. Loans under the Bridge Loan Agreement may be requested by Evrythng, in minimum draw amounts of at least $250,000, until the earlier of (i) January 3, 2022, or (ii) the termination of the Purchase Agreement. Interest under the Bridge Loan Agreement will accrue at a rate of 1.00% per annum, provided that if the Purchase Agreement is terminated the interest rate will increase to 8.00% per annum, retroactive to the date of the Bridge Loan Agreement. The maturity date of the loans made under the Bridge Loan Agreement is November 14, 2022.

The Purchase Agreement contains customary representations, warranties and covenants by the Company, the Sellers and Evrythng. A portion of the aggregate consideration will be held back by the Company to secure any post-closing adjustments to the Closing Consideration and the indemnification obligations of the Sellers. The Company will obtain a representation and warranty insurance policy that covers certain representations and warranties made by the Sellers in the Purchase Agreement, subject to certain limitations and exclusions. The Closing is subject to various closing conditions, including, but not limited to, (a) the execution and delivery of the Purchase Agreement or a joinder thereto by each shareholder of Evrythng (or the valid transfer of any such shareholder’s shares effected through exercise of the drag-along provisions in Evrythng’s articles of association), (b) the execution and delivery of the Purchase Agreement or a joinder thereto by Evrythng’s convertible noteholders, pursuant to which the convertible noteholders would agree to accept shares of Company Common Stock in lieu of cash repayment, (c) the absence of any law, order or other legal restraint that is in effect and has the effect of making the Acquisition illegal or otherwise prohibits or prevents consummation of the Acquisition, (d) the shares of Company Common Stock to be issued in the Acquisition being approved for listing on the Nasdaq Global Market, (e) certain key employees of Evrythng remaining employed by Evrythng as of immediately prior to the Closing and no more than 20% of the total number of employees of Evrythng as of the Agreement Date having terminated their employment prior to the Closing, (f) the restrictive covenant agreements entered into by certain key employees of Evrythng on the Agreement Date not having been revoked or repudiated prior to the Closing, (g) Closing Costs not exceeding $8.0 million, (h) the accuracy of certain representations and warranties (subject to certain materiality exceptions) of certain of the Sellers and the Company contained in the Purchase Agreement and the compliance in all material respects by each party with the covenants contained in the Purchase Agreement, and (i) the absence of a material adverse effect with respect to each of Evrythng and the Company. The Closing is expected to occur in January 2022. Under the terms of the Purchase Agreement, the Company has agreed to file a Registration Statement on Form S-3 covering the resale of the shares of Company Common Stock to be issued as consideration to the Sellers (the “Resale Registration Statement”).

The Company intends to issue the shares of Company Common Stock and the Company Warrants described herein in reliance upon the exemptions from registration afforded by (i) Section 4(a)(2) and Rule 506 promulgated under the Securities Act of 1933, as amended (the “Securities Act”), and (ii) Regulation S promulgated under the Securities Act.

The foregoing summary of the Purchase Agreement and the transactions contemplated thereby do not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Purchase Agreement, which will be filed as an exhibit on the earlier to be filed following the Closing of (i) the Company’s Annual Report on Form 10-K for the year ending December 31, 2021 and (ii) the Resale Registration Statement.

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

Item 8.01	Other Events.

On November 15, 2021, the Company issued a press release announcing that it had entered into the Purchase Agreement. The press release is furnished herewith as Exhibit 99.1.

Forward Looking Statements

This Current Report on Form 8-K may be deemed to contain forward-looking statements, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including the expected completion of the transactions contemplated by the Purchase Agreement, the time frame in which this will occur, and the estimated cash costs to be funded by the Company. Statements regarding future events are based on the parties’ current expectations and are necessarily subject to associated risks related to, among other things, conditions to the Closing that may not be satisfied, the potential impact on the business of the Company due to the announcement of the acquisition, the occurrence of any event, change or other circumstances that could give rise to the termination of the Purchase Agreement, changes to Evrythng’s financial condition (including any unknown or unexpected liabilities), and general economic conditions. Therefore, actual results may differ materially and adversely from those expressed in any forward-looking statements. For information regarding other related risks, see the “Risk Factors” section of the Company’s most recent annual report on Form 10-K. The forward-looking statements included herein are made only as of the date hereof, and the Company undertakes no obligation to revise or update any forward-looking statements for any reason.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Exhibit Description

99.1	Press Release, dated November 15, 2021

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:    November 15, 2021

By:	/s/ Robert P. Chamness
Robert P. Chamness
Executive Vice President, Sustainability & Governance, Chief Legal Officer and Secretary